Exhibit 99.1

Bsquare Reports Fourth Quarter and Full Year 2018 Results

Q4 Revenue $16.8 million, EPS $(0.43), adjusted EPS $(0.14); Full Year Revenue $73.4 million, EPS $(1.08), adjusted EPS $(0.79)

Bellevue, WA – February 25, 2019 – BSQUARE Corporation (NASDAQ: BSQR) today announced financial results for the fourth quarter and full year ended December 31, 2018.

“During the fourth quarter we increased our emphasis on IoT services and recalibrated our investment in DataV software; increased investment in our software distribution business and continued to develop our key partnerships with Microsoft and Amazon Web Services (AWS), with whom signed a three-year collaboration agreement” said Kevin Walsh, acting CEO. “Last week we announced the appointment of Ralph Derrickson as president and CEO and to the company’s board of directors, effective March 11th. Ralph brings broad strategic and technical experience to Bsquare and we are confident in his ability to accelerate our plans to establish a long-term strategy for growth and value creation.”

Fourth Quarter 2018 Financial Summary

•	Revenue for the quarter was $16.8 million, down 14% compared to the fourth quarter of 2017 and up 1% sequentially compared to the third quarter of 2018.
•	Operating expenses in the fourth quarter include a one-time non-cash charge to write-off $3.7 million in goodwill associated with a 2011 acquisition which was deemed impaired at December 31,2018
•

Including the goodwill impairment charge of $3.7 million, net loss for the current quarter was $5.5 million, or $(0.43) per diluted share, compared to net loss of $4.2 million, or $(0.33) per diluted share, in the fourth quarter of 2017 and net loss of $2.1 million, or $(0.16) per diluted share, in the third quarter of 2018.

•	Excluding the goodwill impairment charge of $3.7 million, net loss for the current quarter was $1.8 million, or $(.14) per diluted share, as adjusted(1).
•	Adjusted EBITDAS(2) for the quarter was negative $1.6 million, an improvement of $2.2 million from the fourth quarter of 2017 and was approximately level compared to the third quarter of 2018.
•

Cash, cash equivalents, short-term investments and restricted cash totaled $16.9 million at December 31, 2018 (including restricted cash of $0.5 million), which decreased approximately $7.8 million from December 31, 2017 and $0.3 million from September 30, 2018.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

Details as follows (unaudited, in thousands except percentages and per share amounts):

	Three Months Ended
	December 31, 2018	December 31, 2017	Q4-Q4 Change (2)	September 30, 2018	Q4-Q3 Change (2)
Revenue:
Third-party software	$13,862	$17,213	$(3,351)	$14,241	$(379)
Proprietary software	1,082	311	771	796	286
Professional engineering service	1,895	1,945	(50)	1,657	238
Total revenue	$16,839	$19,469	$(2,630)	$16,694	$145
Total gross profit	$3,690	$3,616	74	$3,359	$331
Gross margins (2):
Third-party software	17%	17%	(—)%	16%	1%
Proprietary software	87%	81%	6%	86%	1%
Professional engineering service	24%	26%	(2)%	26%	(2)%
Total gross margin	22%	19%	3%	20%	2%
Total operating expenses	$9,293	$7,913	$1,380	$5,491	$3,802
Net loss	$(5,533)	$(4,232)	$(1,301)	$(2,087)	$(3,446)
Per diluted share	$(0.43)	$(0.33)	$(0.10)	$(0.16)	$(0.27)
Net loss excluding goodwill impairment (3)	$(1,795)	$(4,232)	$2,437	$(2,087)	$292
Per diluted share excluding goodwill impairment (3)	$(0.14)	$(0.33)	$0.19	$(0.16)	$0.02
Adjusted EBITDAS (1)	$(1,634)	$(3,802)	$2,168	$(1,666)	$32
Cash, restricted cash, cash equivalents and short-term investments	$16,940	$24,754	$(7,814)	$17,271	$(331)

Notes:

(1)	Net loss excluding goodwill impairment and per diluted share excluding goodwill impairment are non-GAAP measurements.
(2)

Adjusted EBITDAS = Operating loss before depreciation, amortization, stock compensation expense and goodwill impairment.   Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

(3)	For gross margin, amount represents percentage point change.

Financial Commentary on Fourth Quarter 2018 Results (Compared to Fourth Quarter 2017)

•	Third-party software revenue decreased for the fourth quarter of 2018 compared to the prior year period, primarily due to lower sales of Microsoft Windows Embedded operating systems to Honeywell.
•

Proprietary software revenue increased compared to the prior year period primarily as a result of recognition of Itron DataV revenue, which began in the first quarter of 2018.  Proprietary software gross margin decreased vs. the prior year quarter due to narrower margins on DataV licenses.

•

Professional engineering service revenue decreased slightly, primarily from decreased legacy services revenue, partially offset by increased revenue from DataV services. Professional engineering service gross margin decreased versus the prior year quarter primarily due to several projects being completed in 2017.

•

Operating expenses, excluding the goodwill impairment charge of $3.7 million, decreased when compared to the fourth quarter of 2017 due to lower salary, benefit, and marketing costs in selling, general and administrative expense areas from 2018 spending reductions.

•	Excluding the goodwill impairment charge of $3.7 million, net loss for the current quarter decreased by $2.4 million, or $(0.19) per diluted share, as adjusted, vs. the fourth quarter of 2017.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

Full Year 2018 Financial Summary

•	Revenue was $73.4 million, down 9% compared to 2017.
•	Including the goodwill impairment charge of $3.7 million, net loss was $13.7 million, or $(1.08) per diluted share, compared to a net loss of $9.1 million, or $(0.72) per diluted share, in 2017.
•	Excluding the goodwill impairment charge of $3.7 million, net loss for the year was $(10.0) million, or $(0.79) per diluted share, as adjusted.
•	Adjusted EBITDAS(1) was negative $8.9 million, compared to negative $7.6 million in the prior year.

Details as follows (unaudited, in thousands except percentages and per share amounts):

	Year Ended
	December 31, 2018	December 31, 2017	Change (2)
Revenue:
Third-party software	$61,159	$65,755	$(4,596)
Proprietary software	3,954	4,646	(692)
Professional engineering service	8,301	10,410	(2,109)
Total revenue	$73,414	$80,811	$(7,397)
Total gross profit	$15,510	$18,122	(2,612)
Gross margins (2):
Third-party software	16%	16%	(—)%
Proprietary software	90%	96%	(6)%
Professional engineering service	26%	29%	(3)%
Total gross margin	21%	22%	(1)%
Total operating expenses	$29,441	$27,543	$1,898
Net loss	$(13,737)	$(9,058)	$(4,679)
Per diluted share	$(1.08)	$(0.72)	$(0.36)
Net loss excluding goodwill impairment (3)	$(9,999)	(9,058)	(941)
Per diluted share excluding goodwill impairment (3)	$(0.79)	$(0.72)	$(0.07)
Adjusted EBITDAS (1)	$(8,876)	$(7,576)	$(1,300)

Notes:

(1)	Net loss excluding goodwill impairment and per diluted share excluding goodwill impairment are non-GAAP measurements.
(2)

Adjusted EBITDAS = Operating loss before depreciation, amortization, stock compensation expense, and goodwill impairment. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

(3)	For gross margin, amount represents percentage point change.

Additional DataV Metrics (Including Non-GAAP Measures) (unaudited)

Bookings, backlog and unbilled deferred revenue are non-GAAP measures. These non-GAAP measures have been included because management believes they provide meaningful information related to our DataV product sales, since revenue from such sales may be recognized in different periods than those in which orders have been received or cash has been collected.

•	During the fourth quarter of 2018, we recorded $1.4 million in DataV bookings (a non-GAAP measure defined as the contract value of new agreements signed with customers).
•

DataV backlog (a non-GAAP measure defined as total DataV bookings less DataV revenue recognized to date and adjustments such as de-bookings) was $6.5 million at both December 31, 2018 and December 31, 2017.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

•

Total deferred revenue at December 30, 2018 was $2.3 million, compared to $3.3 million at December 31, 2017. The year end 2018 balance included DataV deferred revenue of $2.3 million. The DataV deferred revenue balances do not represent the total contract value of our DataV agreements.

•

DataV unbilled deferred revenue (a non-GAAP measure defined as future contract billings that have not been invoiced and, accordingly, are not included in deferred revenue) was approximately $4.2 million at December 31, 2018 and approximately $3.7 million at December 31, 2017.

First Quarter 2019 Outlook

Management currently has the following expectations for the first quarter of 2019:

•	Revenue in the range of $15 million to $17 million;
•	Blended gross margin in the 15% to 17% range, due to lower sequential contribution from proprietary software revenue, and;
•	A moderate increase from Q4 2918 cash utilization, adjusted for approximately $1.3 million of final Honeywell collections resulting from the 2018 loss of EMEA sales.

Conference Call

Management will host a conference call today, February 25, 2019, at 5 p.m. Eastern Standard Time (2 p.m. Pacific Standard Time.) To access the call dial 1-800-263-0877 or 1-646-828-8143 for international callers, and reference "Bsquare Corporation Fourth Quarter 2018 Earnings Conference Call." A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 7785310. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

About Bsquare Corporation

For more than two decades, Bsquare has helped its customers extract business value from a broad array of physical assets by making these assets intelligent, connecting them, and using the data they generate to optimize business processes. Bsquare DataV software solutions can be deployed by a wide variety of enterprises to create business-focused Industrial Internet of Things systems that more effectively monitor device data, automate processes, predict events and produce better business outcomes. Bsquare goes a step further by coupling its purpose-built DataV software with comprehensive analytic and engineering services that help organizations of all types make IIoT a business reality. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results in future periods, such as anticipated revenue, gross margins, profitability, cash and investments, and regarding strategies for customer retention, growth, new product and service developments, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies around DataV™, the Industrial Internet of Things, and our product and service offerings more generally; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

BSQUARE Contact:Investor Contact:

Peter Biere, Chief Financial OfficerLeslie Phillips

BSQUARE CorporationThe Blueshirt Group

+1 425.519.5900+ 1 415.217.5869

investorrelations@bsquare.comleslie@blueshirtgroup.com

###

Bsquare, the Bsquare Logo, and DataV are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts) (unaudited)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$10,005	$12,859
Restricted cash	263	—
Short-term investments	6,409	11,895
Accounts receivable, net of allowance for doubtful accounts of $40 at December 31, 2018 and $50 at December 31, 2017	11,581	18,014
Prepaid expenses and other current assets	685	548
Contract assets	1,053	937
Total current assets	29,996	44,253
Restricted cash, long term	263	—
Equipment, furniture and leasehold improvements, net	911	989
Deferred tax assets	7	—
Intangible assets, net	267	365
Goodwill	—	3,738
Other non-current assets including contract assets	550	89
Total assets	$31,994	$49,434
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$7,620	$10,547
Accounts payable	565	375
Accrued compensation	1,629	2,266
Other accrued expenses	653	681
Deferred rent, current portion	347	339
Deferred revenue	1,652	3,219
Total current liabilities	12,466	17,427
Deferred tax liability	—	—
Deferred rent	150	516
Deferred revenue	1,037	61
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par: 37,500,000 shares authorized; 12,777,573 issued and outstanding at December 31, 2018 and 12,664,489 issued and outstanding at December 31, 2017	138,280	137,622
Accumulated other comprehensive loss	(926)	(916)
Accumulated deficit	(119,013)	(105,276)
Total shareholders' equity	18,341	31,430
Total liabilities and shareholders' equity	$31,994	$49,434

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue:
Third-party software	$13,862	$17,213	$61,159	$65,755
Proprietary software	1,082	311	3,954	4,646
Professional engineering service	1,895	1,945	8,301	10,410
Total revenue	16,839	19,469	73,414	80,811
Cost of revenue:
Third-party software	11,571	14,357	51,408	55,161
Proprietary software	142	58	394	163
Professional engineering service	1,436	1,438	6,102	7,365
Total cost of revenue	13,149	15,853	57,904	62,689
Gross profit	3,690	3,616	15,510	18,122
Operating expenses:
Selling, general and administrative	3,526	5,733	17,074	20,982
Research and development	2,029	2,180	8,629	6,561
Goodwill impairment	3,738	—	3,738	—
Total operating expenses	9,293	7,913	29,441	27,543
Loss from operations	(5,603)	(4,297)	(13,931)	(9,421)
Other income, net	51	66	207	214
Loss before income taxes	(5,552)	(4,231)	(13,724)	(9,207)
Income tax benefit (expense)	19	(1)	(13)	149
Net loss	$(5,533)	$(4,232)	$(13,737)	$(9,058)
Basic loss per share	$(0.43)	$(0.33)	$(1.08)	$(0.72)
Diluted loss per share	$(0.43)	$(0.33)	$(1.08)	$(0.72)
Net loss excluding goodwill impairment (3)	$(1,795)	$(4,232)	$(9,999)	$(9,058)
Per diluted share excluding goodwill impairment (3)	$(0.14)	$(0.33)	$(0.79)	$(0.72)
Shares used in per share calculations:
Basic	12,755	12,640	12,712	12,594
Diluted	12,755	12,640	12,712	12,594

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

BSQUARE CORPORATION
NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES
(In thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Loss from operations as reported	$(5,603)	$(4,297)	$(13,931)	$(9,421)
Depreciation and amortization	173	151	639	634
Stock-based compensation	58	407	678	1,747
Goodwill impairment	3,738	—	3,738	—
Adjusted EBITDAS (1)	$(1,634)	$(3,739)	$(8,876)	$(7,030)
(1)

Adjusted EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as income (loss) from operations before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, stock-based compensation expense, and goodwill impairment. Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided (used) by operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, BSQUARE regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999